Exhibit 5





                                                                   June 13, 1996

Board of Directors of
Tel-Save Holdings, Inc.
22 Village Square
New Hope, PA  18938

       Re: Issuance of Shares of Common Stock by Tel-Save Holdings, Inc.
           Upon Exercise of Certain Options Held By Employees Under the
           1995 Employee Stock Option Plan ("Plan") and Messrs. First and Thoma
           --------------------------------------------------------------------

Gentlemen:

         I have acted as general counsel to Tel-Save Holdings, Inc. (the "Company") in connection with the Company's filing pursuant to the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-8, (the "Registration Statement"), relating to the issuance of up to an aggregate of 2,570,000 shares of common stock, par value $.01 per share (the "Common Stock") upon the exercise of certain (i) options issued to employees of the Company under the Plan and (ii) options issued to Harold First and Ronald Thoma (collectively, "Options"). You have requested my opinion as to certain matters with respect to the issuance of the Common Stock.

         I have examined such corporate records of the Company, including its Amended and Restated Certificate of Incorporation, its By-laws, and resolutions of the Board of Directors, as well as such other documents as I deemed necessary for rendering the opinion hereinafter expressed.

         On the basis of the foregoing, I am of the opinion that the Common Stock has been duly authorized by the Board of Directors of the Company and, upon exercise of the Options and payment of the option price of such Option as provided therein, the Common Stock will be legally issued, fully paid, and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein.

                                               Sincerely yours,



                                               /s/Aloysius T. Lawn, IV
                                               ------------------------------
                                               Aloysius T. Lawn, IV
                                               General Counsel and Secretary

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